EXHIBIT 10.1

Date: November 8, 2017

Revised Collaboration Agreement

Further to the Collaboration Agreement dated April 7, 2017 between MSNI (M) Sdn Bhd (“MSNI”) and Monspacemall Sdn Bhd (“Monspacemall”), both parties hereby agree to revise MSNI’s revenue formula:

FROM the current 50% of profits generated by the business of monspacemall.com;

TO the revised 6.5% of sales generated by the business of monspacemall.com.

This revision shall take effect retroactively as of August 1, 2017 .

All other clauses not specifically mentioned herein shall remain in force as per the Collaboration Agreement.

REVISION AGREED BY PARTIES BELOW.

MSNI (M) SDN BHD

/s/ Low Koon Poh
Director

MONSPACEMALL SDN BHD

/s/ Wong Tat Foong
Director